                                                                     EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund,
Intermediate Term Series--303, Defined Asset Funds

We consent to the use in this Registration Statement No. 333-19681 of our report dated March 27, 1997, relating to the Statement of Condition of Municipal Investment Trust Fund, Intermediate Term Series--303, Defined Asset Funds and to the reference to us under the heading 'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, N.Y.
March 27, 1997